                                SCHEDULE 14A
                               (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
    240.14a-12

                       SCIENTIFIC GAMES HOLDINGS CORP.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration  Statement No.:

--------------------------------------------------------------------------------
(3) Filing party:

--------------------------------------------------------------------------------
(4) Date Filed:

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

                    Scientific Games Holdings Corp. [LOGO]



To our Stockholders:

    On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of Scientific Games Holdings Corp. (the "Company").

    As shown in the formal notice enclosed, the meeting will be held at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076 on Friday, May 16, 1997, at 9:00 a.m., E.D.S.T.

    The subjects proposed for action at the meeting are: (1) the election of two Class I Directors; (2) ratification of the selection of the Company's auditors; and (3) the conducting of such other business as may properly come before the meeting.

    To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending in person.

    It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                                        Sincerely yours,


                                        /s/ William G. Malloy
                                        ---------------------
                                        William G. Malloy
                                        Chairman of the Board, Chief Executive
                                        Officer and President

                       SCIENTIFIC GAMES HOLDINGS CORP.

                      NOTICE OF MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 16, 1997

To the Stockholders of
Scientific Games Holdings Corp.

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of Scientific Games Holdings Corp., a Delaware corporation (the "Company"), will be held on Friday, May 16, 1997 at 9:00 a.m., E.D.S.T., at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076, for the purposes of considering and acting upon the following:

         (1) the election of two Class I Directors of the Company for terms ending with the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

         (2) ratification of the selection by the Company's Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1997; and

         (3) the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 17, 1997 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, during the ten days prior to the Meeting, at the offices of the Company, 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30201.

                                        By Order of the Board of Directors

                                        /s/ C. Gray Bethea, Jr.
                                        -----------------------
                                        C. Gray Bethea, Jr.
                                        Secretary
Alpharetta, Georgia
April 16, 1997

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

                       SCIENTIFIC GAMES HOLDINGS CORP.
                        1500 BLUEGRASS LAKES PARKWAY
                          ALPHARETTA, GEORGIA 30201

                          -------------------------

                   PROXY STATEMENT, DATED APRIL 16, 1997,
                         FOR MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 16, 1997

                         --------------------------


                                INTRODUCTION


VOTE BY PROXY

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Scientific Games Holdings Corp. (the "Company") from the holders of common stock, par value $.001, of the Company (the "Common Stock"), for use at the 1997 Annual Meeting of Stockholders to be held on Friday, May 16, 1997, at 9:00 a.m., E.D.S.T., and any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. This Proxy Statement, together with a form of proxy, is first being mailed to stockholders on or about April 16, 1997.

    All properly executed proxies in the form enclosed received in time for the Meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the two Class I Directors named herein and FOR ratification of the selection of Ernst & Young LLP as independent auditors for 1997.

    Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company, at the address of the Company stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the Meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the Meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the Meeting in accordance with the instructions specified therein.

COST OF PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company.

    Proxies may be solicited by the Company's directors ("Directors"), officers and regular employees, without separate remuneration, in person or by telephone, facsimile transmission, telegram or mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Meeting, and such persons will be reimbursed for out-of-pocket expenses incurred by them in connection therewith in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange for sending proxies and proxy materials to the beneficial owners of shares of the Common Stock.

    In connection with the Meeting, the Company has retained Corporate Investor Communications, Inc. ("CIC"), 111 Commercial Road, Carlstadt, New Jersey 07072, to assist the Company in the distribution and solicitation of proxies. CIC's services may include the delivery of proxy materials to brokers, nominees, fiduciaries and other custodians of the Common Stock for distribution to the beneficial owners of such stock as well as the solicitation of proxies from such beneficial owners. The Company has agreed to pay CIC a solicitation fee in the approximate amount of $4,000 and to reimburse CIC for all printing, postage, freight and other delivery charges incurred by it in connection with its activities on behalf of the Company.

        The Annual Report of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed prior to or concurrently with this Proxy Statement to all stockholders of record as of March 17, 1997 (the "Record Date"), except for accounts where the stockholder has filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of the Record Date. Proxies furnished to employees who participate in the Company's employee stock ownership plans which are returned will be considered to be voting instructions to the trustee for the plan with respect to the shares credited to such accounts.


                    OUTSTANDING SHARES AND VOTING RIGHTS

    The Common Stock is the Company's only class of securities with general voting rights. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. Unless otherwise indicated, all information in this Proxy Statement, including information as of a specific historical date, gives retroactive effect to a 2 for 1 stock split effected March 13, 1995 in the form of a stock dividend payable to holders of record as of February 16, 1995. As of the Record Date, the Company had a total of 12,164,885 shares of Common Stock issued and outstanding. Each stockholder has one vote per share on all business to be conducted at the meeting, and cumulation of votes is not permitted. Holders of a majority of the outstanding shares, if present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In all matters other than the election of directors, only the affirmative vote of the majority of those shares which are present in person or by proxy at the Meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and have no effect. Broker non-votes are not counted as shares eligible to vote and also have no effect. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and casting votes for the position on the Board which that nominee represents.
Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of Directors. Abstentions and broker non-votes will have no effect on ratification of the selection of auditors.

    The Company's Certificate of Incorporation (the "Certificate of Incorporation") does not contemplate cumulative voting. Accordingly, the holders of a majority of the shares of Common Stock voting in an election of Directors can, if they choose to do so, elect one hundred percent (100%) of the class of Directors with respect to which such shares are entitled to vote.


                           PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of March 17, 1997, certain information concerning ownership of Common Stock by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each Director individually, (iii) the Company's Chief Executive Officer and each other Named Executive Officer (as defined) listed in the Summary Compensation Table, and (iv) all Directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of Common Stock are based upon Rule 13d-3 under the Exchange Act of 1934, as amended (the "Exchange Act"). Such rule provides that shares will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of, shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the whole number of shares shown as beneficially owned by such person.

                                                                           AMOUNT OF               PERCENT
                                                                           BENEFICIAL          OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP                 OWNERSHIP(1)             SHARES(1)
---------------------------------------------------------               -------------- --------------------------
Paul F. Balser(2)(3)  . . . . . . . . . . . . . . . . . . . . . .            40,400                   *
Mark E. Jennings(2)(3)  . . . . . . . . . . . . . . . . . . . . .            15,400                   *
Frank S. Jones(4)(5)  . . . . . . . . . . . . . . . . . . . . . .             4,400                   *
Edith K. Manns(6)(7)  . . . . . . . . . . . . . . . . . . . . . .             5,400                   *
Dennis L. Whipple(8)(9) . . . . . . . . . . . . . . . . . . . . .             3,000                   *
William G. Malloy(10)(11) . . . . . . . . . . . . . . . . . . . .           508,593                 3.1%
William F. Behm(10)(12) . . . . . . . . . . . . . . . . . . . . .           168,430                   *
John J. Kriz(10)(13)  . . . . . . . . . . . . . . . . . . . . . .           117,640                   *
James R. Culver(10)(14) . . . . . . . . . . . . . . . . . . . . .            23,026                   *

Thomas F. Little(10)(15)  . . . . . . . . . . . . . . . . . . . .            99,829                   *
All Executive Officers and Directors as a group (14 persons)(16)          1,428,491                11.1%
FMR Corp.(17) . . . . . . . . . . . . . . . . . . . . . . . . . .           618,300                 5.1%
Merrill Lynch & Co., Inc.(18)   . . . . . . . . . . . . . . . . .         1,285,000                10.5%

--------------------------

  *   Less than 1%.
 (1) Includes indicated shares issuable pursuant to options exercisable within 60 days.
 (2) The address of Messrs. Balser and Jennings is 551 Fifth Avenue, Suite 3100, New York, New York 10176.
 (3) Includes 5,400 shares issuable pursuant to options exercisable within 60 days.
 (4) The address of Mr. Jones is 2460 Peachtree Road, NW, Apt. 108, Atlanta, Georgia 30305.
 (5) Includes 3,200 shares issuable pursuant to options exercisable within 60 days.
 (6)  The address of Dr. Manns is 877 Glenbrook Drive, Atlanta, Georgia 30318.
 (7) Includes 4,600 shares issuable pursuant to options exercisable within 60 days.
 (8) The address of Mr. Whipple is 11901 Pleasant Ridge Road, Little Rock, Arkansas 72212.
 (9)  Comprised of options exercisable within 60 days.
(10) The address of Messrs. Malloy, Behm, Kriz, Culver and Little is 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30201.
(11) Includes 111,644 shares issuable pursuant to options exercisable within 60 days and 189 shares in the Company's 401(K) Plan allocated to the named officer.
(12) Includes 116,583 shares issuable pursuant to options exercisable within 60 days and 189 shares in the Company's 401(K) Plan allocated to the named officer.
(13) Includes 88,036 shares issuable pursuant to options exercisable within 60 days and 196 shares in the Company's 401(K) Plan allocated to the named officer.
(14) Includes 20,833 shares issuable pursuant to options exercisable within 60 days and 193 shares in the Company's 401(K) Plan allocated to the named officer.
(15) Includes 70,583 shares issuable pursuant to options exercisable within 60 days and 222 shares in the Company's 401(K) Plan allocated to the named officer.
(16) Includes 754,496 shares issuable pursuant to options exercisable within 60 days and 1,778 shares in the Company's ESOP to the executive officers within the group.
(17) The following information is based on a Schedule 13G dated February 14, 1997. FMR Corp. ("FMR") reports its address as 82 Devonshire Street, Boston, Massachusetts 02109. FMR reports it has sole voting power with respect to 14,500 shares and sole dispositive power with respect to 618,300 shares (which include the 14,500 shares with respect to which it also has sole voting power). Voting power with respect to the remaining 603,800 shares is held solely by the Fidelity Funds, which are controlled by Fidelity Management & Research Company, and affiliate of FMR.
(18) The following information is based on a Schedule 13G dated November 7, 1996. Merrill Lynch & Co., Inc. ("Merrill") reports its address as
      World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. Merrill reports that voting and dispositive power with respect to all 1,285,000 shares is shared by Merrill, Merrill Lynch Group, Inc. ("ML Group"), Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management, L.P. ("MLAM"), and Merrill Lynch Global Allocation Fund, Inc. (the "Fund"). ML Group and PSI are subsidiaries of Merrill, and PSI is the general partner of MLAM, and the Fund is advised by MLAM. Merrill, PSI, ML Group, MLAM, and the Fund all disclaim beneficial ownership of all 1,285,000 shares. MLAM reports that it is an investment advisor under the Investment Advisors Act of 1940.

                               AGENDA ITEM ONE

                        ELECTION OF CLASS I DIRECTORS


INFORMATION REGARDING DIRECTORS

    Directors serve until the Annual Meeting of Stockholders at which their term of office expires. In the case of a vacancy, the Company's Board of Directors (the "Board of Directors" or the "Board") may elect another Director as a replacement or leave the vacancy unfilled. Decisions regarding the election of new Directors during the year are based upon such considerations as the size of the Board and the need to obtain fresh perspectives or to replace the particular skills or experience of former Directors. Recommendations for nominations to the Board are made by the Board's Nominating Committee, which is composed of William G. Malloy, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and Frank S. Jones, Paul F. Balser, Mark E. Jennings and Dennis L. Whipple, four of the Company's five independent, outside Directors. Although the Company's By-laws (the "By-laws") require advance notice be given to the Company and require that certain information be furnished for stockholder nominations for Directors, there is no formal procedure for stockholders' recommendations.

    Proxies received from holders of Common Stock will be voted for the election of the nominees named below as Class I Directors for a term expiring at the 2000 Annual Meeting of Stockholders, unless authority to do so is withheld. In the event either nominee is unable or declines to serve as a Director at the time of the Meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution therefor by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The only seats on the Board expiring this year are the two Class I directorships. Mr. Jones and Dr. Manns are independent, outside Directors of the Company. If both nominees are elected, two of the seven Directors will be executive officers of the Company and five will be independent, outside Directors.

GENERAL

    Article VI of the Certificate of Incorporation provides that the number of Directors shall be fixed from time to time by or pursuant to the By-laws, provided that the number of Directors may not be less than one. The By-laws currently fix the number of Directors at not less than one or more than eight as determined from time to time by resolution of the Board of Directors. Current resolutions of the Board have fixed the number of Directors at seven. Such resolutions may be changed by the Board to increase or decrease the number of Directors, subject to compliance with procedures required for the removal of Directors. The Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible, and the terms of members of such classes are staggered so that members of only one class are elected each year. At each Annual Meeting of Stockholders of the Company, the successors of the class of Directors whose terms expire at such Annual Meeting of Stockholders are to be elected for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

    Biographical information concerning the Directors is set forth below:

NOMINEES FOR REELECTION AS CLASS I DIRECTORS

    Frank S. Jones, age 68, was elected a Director in September 1993. Mr. Jones served as the Ford Professor of Urban Affairs at the Massachusetts Institute of Technology from 1968 through 1992, when he became Ford Professor Emeritus. He is currently a director of Polaroid Corporation. Mr. Jones is also a member of the executive committees of The Partnership of Boston Massachusetts and currently is serving as Distinguished Leadership Professor at Morehouse College, Atlanta, Georgia.

    Edith K. Manns, age 60, was elected a Director in November 1993 and currently is Associate Professor of Public Administration, School of Public Administration and Urban Studies, College of Public and Urban Affairs at Georgia State University. Dr. Manns has served over fifteen years on the faculty of Georgia State University, including a tenure from 1981 to 1991 as Associate Dean and Associate Professor of Public Administration,
College of Public and Urban Affairs. Dr. Manns also serves on the Board of Directors and as Treasurer of the Atlanta Audubon Society.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REELECTION OF MR. JONES AND DR. MANNS AS CLASS I DIRECTORS.

CONTINUING DIRECTORS OF THE COMPANY

    William F. Behm, age 51, joined the predecessor to the Company in 1978 and was promoted to Executive Vice President in 1988 and was elected a Director in 1992. Mr. Behm has overall management responsibility for the Company's research and business development projects. In addition, he is responsible for all of the Company's product security issues. Prior to joining the Company, Mr. Behm was an aerospace engineer with McDonnell Douglas Corporation. Mr. Behm was instrumental in the development of the Company's former on-line lottery system, the invention of instant lottery bar codes, the development of the Company's Terra 2000(R) environmental instant ticket, and its new SciScan Technology(R). He is co-named as the inventor in several issued patents and pending patent applications and is a regular speaker at trade shows and conferences on the subject of technology in the lottery industry. Mr. Behm's term of office as a director expires with the 1998 Annual Meeting of Stockholders.

    Mark E. Jennings, age 34, has been a Director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Generation Partners L.P. is the managing general partner of Generation Capital Partners L.P., an investment partnership. Prior to August 1995, he was a Partner of Centre Partners L.P., where he had been employed since 1987. Centre Partners L.P. is the managing general partner of Centre Capital Investors, L.P. ("CCI"), an investment firm that was a principal stockholder of the Company until a distribution by CCI to its general and limited partners of the Common Stock held by it in March 1994 in connection with a secondary offering of the Common Stock. From 1986 to 1987, Mr. Jennings was employed at Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Jennings currently serves on the Boards of Directors of The Johnny Rockets Group, Inc., Jeepers!, Inc., Snyder Communications, Inc. and Muzak Limited Partnership. Mr. Jennings's term of office as a director expires with the 1998 Annual Meeting of Stockholders.

    Paul F. Balser, age 55, has been a Director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Generation Partners L.P. is the managing general partner of Generation Capital Partners L.P., an investment partnership. Prior to August 1995, he was a Partner of Centre Partners L.P. from September 1986 to August 1995. From April 1982 to September 1986, Mr. Balser was a Managing Director and a member of the Board of Directors of J. Henry Schroder Corp., an investment banking firm. Mr. Balser currently serves on the Boards of Directors of Kansas City Southern Industries, Inc., The Carbide/Graphite Group, Inc., The Quarton Group--Publishers, Inc., Jeepers!, Inc. and Muzak Limited Partnership. Mr. Balser's term of office as a director expires with the 1999 Annual Meeting of Stockholders.

    Dennis L. Whipple, age 53, was elected a Director in December 1994. Mr. Whipple is President of ALLTEL Mobile Communications, Inc., a position he has held since June 1995. Prior to such time, he was President and Chief Executive Officer of Contel Cellular, Inc., a position he held from 1991 to 1995. Mr. Whipple served in various operational and staff capacities with GTE Corp. ("GTE") for nineteen years, ending his service with GTE as Corporate Vice President--Marketing and Business Development for GTE Mobile Communications. Mr. Whipple's term of office as a director expires with the 1999 Annual Meeting of Stockholders.

    William G. Malloy, age 50, has been President and Chief Executive Officer of the Company since 1991 and has held such positions with the Company's predecessor since 1990. Prior to becoming President and Chief Executive Officer, Mr. Malloy served as the Company's Vice President, Treasurer and
Chief Financial Officer. Mr. Malloy was elected a Director and Chairman of the Board in 1991. Mr. Malloy has over twenty-six years of experience in the coin-operated amusement and gaming industry. Mr. Malloy's term of office as a director expires with the 1999 Annual Meeting of Stockholders.

                       DIRECTORS' FEES AND COMPENSATION

    All Directors are reimbursed for expenses incurred in attending Board and committee meetings. Effective January 1, 1996 and subsequent to a study of its previous compensation arrangements for non-employee Directors, compensation for non-employee Directors is comprised of (i) an annual cash retainer of $20,000 payable in equal quarterly installments, (ii) options issued pursuant to the Company's Directors Stock Option Plan ("DSOP") and (iii) the option to tax-defer cash compensation pursuant to the Company's Directors Deferred Compensation Plan ("DDCP"). The DSOP provides for the grant to an eligible non-employee Director of options to purchase 6,000 shares of Common Stock (the "Initial Grant") generally upon the initial election of such non-employee Director to the Board and the grant of options to purchase an additional 3,000 shares annually to such Director on the first, second and third anniversaries of the date of the Initial Grant. Options are issuable under the DSOP at an exercise price equal to the fair market value of the Common Stock as of the option grant date and vest at a rate of twenty percent per year beginning with the first year's anniversary of the Initial Grant, and expire on the tenth anniversary of the grant date. Options are immediately exercisable upon vesting, subject to certain limitations imposed by the DSOP. The DDCP, which became effective in July 1996, allows all non-employee directors to make an annual election to defer all or any portion of their retainer, which amounts are held by a rabbi trust and accounted for as assets of the Company.


                      MEETINGS AND COMMITTEES OF THE BOARD

    During 1996, the Board of Directors held six (6) regular meetings and one
(1) special meeting. All Directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and any committee of the Board on which they served.


                           GOVERNANCE OF THE COMPANY

    In accordance with applicable Delaware state law, the business of the Company is managed under the direction of its Board of Directors.

    There are currently four standing committees of the Board of Directors. Committee memberships, the number of committee meetings held during 1996 and the functions of those committees are described below.

AUDIT COMMITTEE

    The current members of the Audit Committee are Dr. Edith K. Manns (Chairman), Frank S. Jones, Mark E. Jennings and Dennis L. Whipple.

    The Audit Committee consists of four Directors and represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. Such committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their management comment letters and annually reviews the status of significant current and potential legal matters. Such committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes. During 1996, the Audit Committee held two meetings.

COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Paul F. Balser (Chairman), Mark E. Jennings, William G. Malloy and Dr. Edith K. Manns.

    The Compensation Committee consists of four Directors and oversees incentive compensation plans for officers and key employees, approves standards for setting compensation levels for Company executives and grants the specific awards made under the Company's executive incentive compensation plan. Such committee also approves the compensation of certain employees whose salaries are above specified levels set by the entire Board and makes recommendations to the Board as required. It also reviews senior management development programs and evaluates senior management's performance against the Company's business plans and budgets. Such committee is authorized to hire and regularly consult with independent compensation advisors.

    The Compensation Committee also represents the Board in discharging its responsibilities with respect to any employee pension, savings and benefit plans of the Company. It may appoint members of management, which need not be Directors, to serve on an employee benefits administration committee and a benefit plans investment committee, which are to be responsible, respectively, for the administration of the employee benefit plans of the Company and for the custody and management of assets of those plans that are funded. During 1996, the Compensation Committee held one meeting.

STOCK OPTION COMMITTEE

    The current members of the Stock Option Committee are Frank S. Jones (Chairman), Paul F. Balser, Dr. Edith K. Manns and Dennis L. Whipple.

    The Stock Option Committee consists of four Directors. Such Committee or a subcommittee thereof is responsible for administering all of the Company's stock option plans other than "formula" plans such as the DSOP. During 1996, the Stock Option Committee held one meeting.

NOMINATING COMMITTEE

    The current members of the Nominating Committee are William G. Malloy (Chairman), Mark E. Jennings, Paul F. Balser, Frank S. Jones and Dennis L. Whipple.

    The Nominating Committee consists of five Directors and identifies and recommends candidates for election to the Board. It advises the Board on terms of tenure, retirement policy, compensation of Directors and issues involving potential conflicts of interest. Such committee also considers candidates recommended by stockholders. Any stockholder who wishes to recommend a candidate for election to the Board should submit such recommendation to the Secretary of the Company. The submission should include a statement of the candidate's business experience and other business affiliations and confirmation of the candidate's willingness to be considered as a nominee. During 1996, the Nominating Committee held one meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Balser, Mr. Jennings, Mr. Malloy and Dr. Manns served on the Compensation Committee for the year ended December 31, 1996. Mr. Malloy is the Company's Chief Executive Officer and President.

    In October 1991, CCI and certain executive officers of the Company purchased substantially all of the assets of the instant lottery ticket sales business, the instant ticket cooperative services business and the video lottery business of the predecessor to the Company in a leveraged buy-out transaction (the "Acquisition"). In connection with the Acquisition, the Company made loans totaling $446,000 to certain officers of the Company, including all of its current executive officers, other than Mr. Bickell who joined the Company in January 1995 (such officers hereinafter the "Initial Management Stockholders"), that were used for the purchase of stock of the Company. All such loans have since been repaid, except such loan to Mr. Malloy. Such loans included a $141,000 loan to Mr. Malloy. During 1996, the highest principal amount owed by Mr. Malloy was $98,700. At December 31, 1996, $70,500 of the principal of such loan remained outstanding; the principal amount of Mr. Malloy's loan as of March 17, 1997 was $70,500. Loans to finance stock purchases were made available because the Board of Directors of the Company believed these arrangements were necessary to obtain and retain the services of the Initial Management Stockholders. The remaining principal amount of Mr. Malloy's loan, together with accrued interest, is due on January 31, 1998. Such loan currently bears interest at the rate of 6 1/4% per annum. See also "Certain Relationships and Related Transactions."

                        COMPENSATION COMMITTEE REPORT

    The Company's policy regarding compensation for its executive officers historically has been based on consideration of a variety of factors and the exercise of the collective judgment of the Board of Directors and, more recently, the Compensation Committee. The Company's Chief Executive Officer ("CEO"), William G. Malloy, has typically proposed to the Board the amount and type of compensation for such officers. Factors considered by the CEO and the Compensation Committee in making recommendations and decisions with regard to compensation may include their subjective perception of an individual officer's performance, revenue growth, pre-tax margins, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share, return on average net assets, asset turnover, the nature of an officer's duties and responsibilities, the compensation paid to officers of companies competing with the Company (to the extent known) and a subjective assessment of the compensation the Company's officers could obtain in the market. While various components of the Company's performance may be considered in setting compensation, base salary has not been formally tied to pre-established, fixed objective measures of Company performance, nor has any objective ranking or weighting been attributed to specific measures of performance in setting base salary.

    The Company retained the services of compensation consultants in 1994 and 1995 to evaluate the Company's compensation policies and to advise the Compensation Committee with respect to revisions to the Company's compensation policies. In February 1996, the Compensation Committee completed its two-year review of the Company's compensation policies for senior management and made recommendations to the full Board concerning the long-term programs and policies necessary to attract and retain persons of stature and competence as executive officers of the Company. Based on the compensation studies, the Compensation Committee concluded that the Company's executive officers (including its Named Executive Officers) generally were somewhat under-compensated in terms of base salary and incentive cash compensation, and the percentage of compensation attributable to stock options was somewhat overweighted due to the rapid appreciation in the value of the underlying Common Stock. This assessment has been somewhat subjective given the limited number of similar companies, including the Company's competitors, which are public companies. As a result of such studies and review of the Company's compensation policies, the Compensation Committee and the Board revised the Company's compensation policies. The elements of the new compensation program were finalized in the latter portion of 1996. Such new compensation program included the Company's new Key Employee Stock Option Plan (the "KESOP"), which was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders; stockholder approval was not required to implement any other element of the new compensation program.

    In 1996, the Company compensated its officers for their services through a combination of base salary, incentive cash compensation and options to purchase Common Stock. As compared with previous years, the relative percentage of compensation paid in base salary and incentive cash compensation increased, while the relative percentage of compensation paid in the form of stock options decreased. In 1996, the Compensation Committee considered the same factors with respect to the compensation of the CEO as it considered with respect to the other executive officers. While there was no pre-established formula or other objective link between the level of Mr. Malloy's compensation and the performance of the Company, the Compensation Committee believes its judgment with respect to the level of payments made to Mr. Malloy for his services has been clearly appropriate in light of the Company's performance and achievement of its strategic goals under Mr. Malloy's leadership since the Acquisition.

    Although the Compensation Committee believes that the value of option based compensation as a percent of total compensation historically has been somewhat overweighted as a component of total pay, the Compensation Committee also believes that directly linking the financial interests of management with that of the Company's stockholders is a vital element of any total compensation package. Accordingly, in 1996 the Compensation Committee recommended that the Stock Option Committee make annual awards of stock options to the Company's executive officers. Although the terms of the KESOP provide the Stock Option Committee with broad discretion in making awards, the Compensation Committee recommended that the Stock Option Committee make annual option awards to purchase Common Stock to the CEO at the level of 20,000 shares per year, and with options to the Company's other executive officers awarded at a level of 10,000 shares per year. In March 1997, based on the recommendation of the Company's management, the Compensation and Stock Option Committees approved the grant of options under the KESOP for 1997, with options to purchase 20,000 shares of Common Stock awarded to the CEO and options to purchase 10,000 shares of Common Stock awarded to each of the Company's other executive officers.
Such options will vest ratably over three years beginning with the first anniversary of the date of grant.

    All options awarded under the KESOP will have an exercise price equal to the fair market value of the Common Stock on the option grant date.

    As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations and changes in the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of
Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), in the foreseeable future. The KESOP was structured with the goal of complying with the requirements of Section 162(m), and the Compensation Committee believes stock options awarded thereunder should qualify as "performance-based" compensation exempt from limitations on deductibility under Section 162(m).

    The foregoing report has been furnished by members of the following committees:

          COMPENSATION COMMITTEE                STOCK OPTION COMMITTEE

          Paul F. Balser                             Frank S. Jones
          Mark E. Jennings                           Paul F. Balser
          Edith K. Manns                             Edith K. Manns
          William G. Malloy                          Dennis L. Whipple


                              PERFORMANCE GRAPH

         The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return, assuming reinvestment of dividends, of (i) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (ii) a peer group index constructed by the Company (the "Peer Group Index").


                 [COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
    SCIENTIFIC GAMES HOLDINGS CORP., S&P 500 INDEX AND PEER GROUP GRAPH]





                                             8/23/93    12/31/93       12/31/94   12/31/95        12/31/96
                                             -------    --------       --------   --------        --------
 Scientific Games Holdings Corp. (1) . . .     $ 100    $ 162.50       $ 357.14   $ 549.29         $382.14

 S&P 500 Index   . . . . . . . . . . . . .     $ 100    $ 103.86       $ 105.23   $ 144.78         $178.02

 Peer Group Index (2)  . . . . . . . . . .     $ 100    $ 107.97       $  66.31   $  76.36         $ 94.43


(1) The initial value of the Common Stock was calculated based on the IPO offering price of $7.00 per share (adjusted for the March 13, 1995 stock split).

(2) For all periods through December 31, 1995, the Company's self-constructed peer group is composed of Bally Gaming International, Inc. ("Bally"), GTECH Holdings Corp., and Video Lottery Technologies. For December 31, 1996, the Company's self-constructed peer group is composed of Alliance Gaming Corp. ("Alliance"), GTECH Holdings Corp., and Video Lottery Technologies. In June 1996, Alliance completed the acquisition of Bally, which is now a wholly-owned subsidiary of Alliance. The Peer Group Index has been weighted to account for the respective market capitalization of the subject companies.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth the compensation paid by the Company for the periods indicated to any individual serving as the Company's CEO during 1996 and to the four most highly compensated executive officers (other than the Chief Executive Officer) who earned more than $100,000 during 1996 ("Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                               ----------------------
                                                  ANNUAL COMPENSATION (1)      AWARDS
                                          ----------------------------------   ------

                                                                                SECURITIES
                                                                                UNDERLYING      ALL OTHER
               NAME AND                               SALARY        BONUS        OPTIONS       COMPENSATION
           PRINCIPAL POSITION               YEAR      ($) (1)       ($) (2)        (#)            ($) (3)
           ------------------             -------  -----------   -----------   ------------   --------------
William G. Malloy . . . . . . . . . .      1996      181,268       438,822        20,000          3,000
     President and Chief Executive         1995      172,636       400,000        60,000          3,000
     Officer                               1994      164,416       300,000        60,000          2,310

William F. Behm . . . . . . . . . . .      1996      183,401        48,504        10,000          3,000
     Executive Vice President              1995      151,919       150,000        30,000          3,000
                                           1994      144,686       112,640        30,000          2,170

John Kriz   . . . . . . . . . . . . .      1996      174,891        45,663        10,000          3,000
     Vice President - Manufacturing        1995      148,445       100,000        30,000          3,000
                                           1994      146,424        95,604        30,000          2,310

James Culver  . . . . . . . . . . . .      1996      168,550        45,457        10,000          3,000
     Vice President - Sales and            1995      143,063       120,000        30,000          2,978
     Marketing                             1994      136,500       102,375        30,000          2,310

Thomas F. Little  . . . . . . . . . .      1996      167,997        45,893        10,000          3,000
     Senior Vice President                 1995      139,159       120,000        30,000          3,000
                                           1994      132,533        89,422        30,000          1,988

_______________

(1) The amounts shown do not include indirect compensation, the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
(2) Yearly bonus amounts exclude amounts paid as a bonus in the applicable year for services rendered in a prior year which may have been deferred at the election of the named officer and include amounts earned in such year which may have been deferred at the election of the named officer to a later year.
(3) These amounts constitute matching contributions to the Company's 401(k) plan, which in 1996 were at 33 1/3% of the maximum deductible contribution permitted to employees.

DEFERRED COMPENSATION ARRANGEMENTS

    In October 1996, the Board of Directors established the Company's Management Deferred Compensation Plan ("MDCP") to provide deferred compensation for certain members of senior management, who are permitted to elect to defer up to 50% of their salary and up to 100% of their annual cash incentive bonus. Assets of the MDCP are held by a rabbi trust and are accounted for as assets of the Company.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Effective January 1996, the Company established the Scientific Games Inc. Supplemental Executive Retirement Plan ("SERP"), and nine Company executives identified in the SERP became SERP participants. Under the SERP, the Compensation Committee is granted the authority to name additional participants to the SERP. All current SERP participants are 100% vested in their benefits. SERP participants will generally receive benefits for 15 years in an amount equaling 53% of compensation paid to such participant in the final three calendar years of his or her employment, subject to length of service. Benefit amounts may be reduced under the SERP in certain circumstances, based upon length of service and vesting schedules for participants entering the SERP after January 1, 1996. To provide a funding source for the payment of SERP benefits, the Company owns whole-life insurance contracts on the SERP participants. These policies have been or will be placed in a rabbi trust that will hold the policies and death benefits as they are received.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements, dated October 1, 1991, as amended to date, with three of its nine executive officers, Messrs. Malloy, Behm and Little, expiring September 30, 1997. Under the employment agreements, annual base salaries for Messrs. Malloy, Behm and Little initially were $150,000, $132,000 and $121,000, respectively, subject to upward adjustment for inflation of not less than 5% per annum. Each of such agreements provides for the establishment of an executive automobile plan and an incentive compensation plan which compensation, in the case of Mr. Malloy, is required to be a minimum of $75,000 per annum. Mr. Malloy is also entitled to an additional special bonus of $75,000 per year. The employment agreements also provide for payment of benefits in the event of death or permanent disability equal to six months of salary and contain a three year post-term prohibition on solicitation of the Company's customers and employees, a one year post-term non-compete covenant and confidentiality covenants unlimited as to term. The one year non-compete covenant may be extended for an additional year at the Company's option upon the making of payments to the affected executive equal to the prior year's salary. In the event of a termination by the Company other than for cause or other than in connection with a change in control, an affected executive would be entitled to a severance payment under such employment agreements of not less than the sum of one year's base salary plus the prior year's bonus and to his Company car and the continuance for one year thereafter of certain employee benefits.

    The Company has Severance Benefits Agreements with nine of its executive officers, including Mr. Malloy, the Company's CEO and President, pursuant to which the Company has agreed to pay severance benefits to such officers in the event of certain defined terminations of employment, including in the case of any severance (other than "for cause") after a change in control, which change in control is not approved by a majority of the Management Directors (defined as those directors of the Company who are also Initial Management Stockholders). A "change in control" is defined to have occurred if any "person" or "group" of persons (as determined pursuant to Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than the Initial Management Stockholders, (i) becomes the beneficial owner, directly or indirectly, of voting securities of the Company, or securities convertible into, or exchangeable for, voting securities, representing more than 50% of the combined voting power of the Company's then outstanding securities or (ii) acquires the right or power to nominate and/or control, directly or indirectly, a majority of the members of the Board of Directors, without having first received the prior written consent of at least two-thirds (including the favorable vote of at least one Director who is a Management Stockholder) of the members of the entire Board of Directors in office prior to any such person or group of persons acquiring such right or power. Such severance benefits would be paid in an amount, in addition to base salary owing and bonus prorated through the date of termination, equal to three years of the highest rate of base salary and highest bonus paid during the three year period immediately preceding the date of termination or change in control, whichever was higher. In addition, upon any such change in control all stock options of the affected officer would become vested and immediately exercisable and (i) the Company, in such event, would be obligated to lend to the officer for a three year period at the then prevailing prime interest rate an amount equal to the exercise price of the options plus any taxes payable by such officer in respect of the exercise of such options and (ii) in the event of a termination (other than for defined cause) within two years after such change in control, the Company would be required to maintain for up to three years all life, medical and other insurance benefit plans (to the extent, after the COBRA period of 18 months, that the employee is insurable) in which the officer was entitled to participate prior to termination and to have assigned to him, to the extent assignable, any such policies at the end of such three year period. Such agreements also require the Company to pay the reasonable legal fees and expenses, if any, incurred by the executive in the successful enforcement of any right or benefit provided under the Severance Benefits Agreement. In such agreements, each executive has committed to remain an employee of the Company notwithstanding any commencement of an exchange offer, proxy contest or other steps to effect a change in control of the Company until any such tender offer, proxy contest or other steps are abandoned or terminated or until a change in control is actually effected.

    The Company estimates the value of the compensation and benefits payable under the change in control provisions of the Severance Benefits Agreements, as of December 31, 1996, if such provisions were triggered by a change in control and termination of such officers, would have been $3,566,291 to Mr. Malloy, $3,143,319 to Mr. Behm, $845,478 to Mr.

Culver, $2,155,351 to Mr. Kriz and $1,956,735 to Mr. Little. Such change in control estimates are not reduced to present value and do not include any amount for the value of life, disability and medical insurance benefits or Company car.

STOCK OPTION PLANS

    At the time of the Acquisition, the Company granted options to the Management Stockholders pursuant to two separate option plans (such plans as amended and restated to date)--the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan. Options to purchase an aggregate of 350,986 shares of Common Stock were issued pursuant to the First 1991 Management Stock Option Plan, and an aggregate of 702,084 options to purchase shares of Common Stock were issued pursuant to the Second 1991 Management Stock Option Plan. The exercise price for each share subject to the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan is $1.46. In the third quarter of 1993, 108,950 options that had been granted to a former officer under the two plans were reallocated to two executive officers and to certain other employees at an exercise price of $1.46 per share.

    In July 1993, the Board of Directors adopted the Company's 1993 Management Stock Option Plan pursuant to which options to purchase 136,982 shares of Common Stock may be granted to officers and key employees of the Company. Options granted under such plan are at option prices established by the Stock Option Committee at not less than fair market value on the date of grant. Options for 136,982 shares were issued in August 1993 at an exercise price of $7.00 per share.

    In March 1994, the Board of Directors adopted the Company's 1994 Management Stock Option Plan pursuant to which options to purchase 300,000 shares of Common Stock may be granted to the Company's executive officers. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to the Company's nine executive officers in March 1994 at an exercise price of $12.00 per share.

    In March 1995, the Board of Directors adopted the Company's 1995/1996 Management Stock Option Plan pursuant to which options to purchase 300,000 shares of Common Stock may be granted to the Company's executive officers. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to the Company's nine executive officers in March 1995 at an exercise price of $19.75 per share.

    Effective May 1996, the Company adopted the 1996 Key Employee Stock Option Plan (the "KESOP") pursuant to which options to purchase up to 600,000 shares of Common Stock may be granted to the Company's executive officers, senior management and other key employees. Options granted under the KESOP are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 100,000 shares were issued under the KESOP in May 1996 at an exercise price of $31.50 per share.

    The exercise of the options granted pursuant to each option plan is subject to certain vesting requirements set forth in each option plan.

    The following table sets forth certain information concerning options, all of which are exercisable unless otherwise noted, which were granted in 1996 to the executive officers listed in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                              INDIVIDUAL GRANTS                          POTENTIAL VALUE AT
                              -------------------------------------------------         ASSUMED ANNUAL RATES
                               NUMBER OF        % OF TOTAL                                 OF STOCK PRICE
                              SECURITIES         OPTIONS                                    APPRECIATION
                              UNDERLYING       GRANTED TO                                  FOR OPTION TERM
                                OPTIONS         EMPLOYEES   EXERCISE             ------------------------------
                                GRANTED         IN FISCAL    PRICE   EXPIRATION     0%       5%(3)     10%(3)
       NAME                       (#)             YEAR       ($/SH)  DATE(1)(2)      $         $          $
       ----                   ----------       ----------   -------- ----------  --------  ---------  ---------
William G. Malloy . . . .       20,000          16.9%        $31.50   05/03/06        0     $122,799   $412,822
William F. Behm . . . . .       10,000           8.5%         31.50   05/03/06        0       61,399    206,411
John J. Kriz  . . . . . .       10,000           8.5%         31.50   05/03/06        0       61,399    206,411
James R. Culver . . . . .       10,000           8.5%         31.50   05/03/06        0       61,399    206,411
Thomas F. Little..  . . .       10,000           8.5%         31.50   05/03/06        0       61,399    206,411


(1) All listed options were granted under the KESOP with a ten year term and vest ratably over a three year period beginning with the first annual anniversary of the date of grant.
(2) Each option granted under the KESOP also becomes exercisable upon the occurrence of a defined recapitalization or change in control or upon the death or permanent disability of such officer. None of the options described above are "Incentive Stock Options" as defined in the Code.
(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or if achieved will exist at the time of any option exercise.

    The following table sets forth certain information concerning unexercised options held at December 31, 1996 by the executive officers listed in the Summary Compensation Table.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES



                                                                   NUMBER OF SECURITIES VALUE OF UNEXERCISED IN-
                                                                    UNDERLYING OPTIONS   THE-MONEY OPTIONS AT
                                        SHARES                         AT FY-END(#)          FY-END(1)($)
                                      ACQUIRED ON       VALUE          EXERCISABLE/          EXERCISABLE/
               NAME                   EXERCISE(#)    REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
               ----                   ----------     -----------      -------------         -------------

William G. Malloy. . . . . . . . .    190,968       $2,915,019.20   69,978/128,944        1,380,568/1,660,633

William F. Behm. . . . . . . . . .          0                 ---    95,751/63,745          2,045,488/811,930

John J. Kriz. .. . . . . . . . . .          0                 ---    67,203/55,541          1,323,513/604,447

James R. Culver. . . . . .  . . .      29,088          363,829.67         0/55,540                  0/604,428

Thomas F. Little. . . . . . . . .           0                 ---    49,751/63,745            904,282/811,956

---------------
(1) Based on the closing price of the Common Stock as reported by the New York Stock Exchange on December 31, 1996 of $26.75 per share.

                               AGENDA ITEM TWO

                            SELECTION OF AUDITORS


    Ernst & Young LLP, independent auditors, were the auditors of the Company during the year ended December 31, 1996 and also have been selected by the Board of Directors to serve as auditors for the year ended December 31, 1997. The Board of Directors recommends to the stockholders their ratification of its selection of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for 1997. Accordingly, the following resolution will be offered at the stockholders' meeting:

         RESOLVED, that the appointment by the Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1997 be, and hereby is, ratified and approved.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such change would be in the best interests of the Company and its stockholders.

    Ernst & Young LLP has served as the Company's independent auditors since
1991.

    A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AGENDA ITEM TWO.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the employment of Cliff O. Bickell as Chief Financial Officer of the Company in 1995, the Company loaned Mr. Bickell $175,000 in connection with his purchase of a home in the metropolitan Atlanta area. Such loan was paid in full on February 5, 1997. The loan bore no interest through January 26, 1996, at which time the loan began to bear interest at the rate of 5% per annum, a rate management believed approximate to the lowest interest rate then available on one-year adjustable rate mortgages.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Persons subject to these reporting requirements are also required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of copies of the SEC reporting forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 1996 all required Section 16(a) reports were timely filed.

                               AVAILABILITY OF
            ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

    Copies of the Company's Annual Report for the year ended December 31, 1996, which includes certain financial information about the Company, are currently being mailed, together with this Proxy Statement, to the Company's stockholders. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"), as filed with the SEC (exclusive of exhibits and documents incorporated by reference), are available to stockholders who make written request therefor addressed to: The Company Secretary, Scientific Games Holdings Corp., 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30201. Copies of the

Form 10-K are available without charge. Copies of exhibits and basic documents filed with the Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of the Company's expenses in furnishing such documents.

                                OTHER MATTERS

    Management does not intend to present to the Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

    Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed proxy. No postage is necessary if the proxy is mailed in the United States.


                            STOCKHOLDER PROPOSALS

    If the Proxy Statement relating to next year's annual meeting is released to the Company's security holders on the anniversary of the date on which this Proxy Statement and Form of Proxy are so released, any proposal to be presented at next year's annual meeting must be received at the principal executive offices of the Company not later than December 17, 1997. Any such proposals should be directed to the attention of the Secretary for consideration for inclusion in the Company's Proxy Statement and Form of Proxy relating to the next annual meeting. Any such proposals must comply in all respects with applicable SEC rules and regulations, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by certified mail - return receipt requested.

                                                                     APPENDIX A

                        SCIENTIFIC GAMES HOLDINGS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCIENTIFIC GAMES
                         HOLDINGS CORP. (THE "COMPANY")
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 1997

    The undersigned hereby appoints William G. Malloy and C. Gray Bethea, Jr. and each of them, with full power of substitution as proxies and attorneys-in-fact on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Scientific Games Holdings Corp. to be held on May 16, 1997 at 9:00 a.m., E.D.S.T. at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076 and at any adjournment thereof with respect to such business as may properly come before the meeting or any and all adjournments thereof and to vote all shares of stock which the undersigned would be entitled to vote if then and there personally present.

    The proxies appointed hereby are instructed to vote as indicated herein on the following proposals as more fully described in the Company's Notice of Meeting of Stockholders and Proxy Statement, each dated April 16, 1997, receipt of which is hereby acknowledged, and in their discretion on any other business which may properly come before the meeting or any adjournment thereof.

    The Company's Board of Directors recommends voting FOR the nominees specified in Agenda Item No. 1 and for the proposal specified in Agenda Item No. 2, and the Proxy will be so voted unless otherwise specified.

1. To elect Frank S. Jones and Dr. Edith K. Manns as Class I Directors of the Company for terms ending with the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified;

[ ]  FOR the two nominees (except as marked to the contrary below)    [ ]  WITHHOLD AUTHORITY to vote for the two nominees

    Instructions: To withhold authority to vote for either individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

                  (Continued and to be signed on the reverse)